As filed with the Securities and Exchange Commission on June 8, 2006

Registration No. 333-131859

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIEWPOINT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	7373	95-4102687
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

498 Seventh Avenue, Suite 1810

New York, New York 10018

(212) 201-0800

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Andrew J. Graf

Secretary and General Counsel

Viewpoint Corporation

498 Seventh Avenue, Suite 1810

New York, New York 10018

(212) 201-0800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Attention: Alexander M. Kaye, Esq.

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement until all the shares hereunder have been sold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-131859) filed by Viewpoint Corporation with the Securities and Exchange Commission on February 14, 2006, as amended on May 15, 2006 and June 7, 2006 (the “Registration Statement”) is being filed for the purpose of filing Exhibit 5.1. The contents of the Registration Statement are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
4.1

Securities Purchase Agreement, dated as of December 29, 2005 by and between Viewpoint Corporation and the parties listed on the signature pages attached thereto, previously filed as Exhibit 4.1 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

4.2

Registration Rights Agreement, dated as of December 29, 2005, by and between Viewpoint Corporation and the parties listed on the signature pages attached thereto, previously filed as Exhibit 4.2 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

5.1	Opinion of Andrew J. Graf with respect to the validity of the securities being offered.
23.1	Consent of Andrew J. Graf (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, previously filed as Exhibit 23.2 to Amendment No. 2 to Form S-3 filed by Viewpoint Corporation on June 7, 2006.
24	Power of Attorney, previously filed as Exhibit 24 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 8, 2006.

VIEWPOINT CORPORATION

By:	/s/ Patrick Vogt
Name: Patrick Vogt
Title: President and Chief Executive Officer

SIGNATURE	TITLE	DATE

/s/ Patrick Vogt Patrick Vogt	Director, President and Chief Executive Officer	June 8, 2006
/s/ William H. Mitchell William H. Mitchell	Chief Financial Officer	June 8, 2006
/s/ Stephen M. Duff* Stephen M. Duff	Director	June 8, 2006
/s/ Samuel H. Jones, Jr.* Samuel H. Jones, Jr.	Director	June 8, 2006
/s/ Dennis R. Raney* Dennis R. Raney	Director	June 8, 2006
/s/ Harvey D. Weatherson* Harvey D. Weatherson	Chairman of the Board of Directors	June 8, 2006

SIGNATURE	TITLE	DATE
/s/ Christopher C. Duignan Christopher C. Duignan		Controller (Chief Accounting Officer)	June 8, 2006

* By:	/s/ William H. Mitchell William H. Mitchell Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
4.1

Securities Purchase Agreement, dated as of December 29, 2005 by and between Viewpoint Corporation and the parties listed on the signature pages attached thereto, previously filed as Exhibit 4.1 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

4.2

Registration Rights Agreement, dated as of December 29, 2005, by and between Viewpoint Corporation and the parties listed on the signature pages attached thereto, previously filed as Exhibit 4.2 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

5.1	Opinion of Andrew J. Graf with respect to the validity of the securities being offered.
23.1	Consent of Andrew J. Graf (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, previously filed as Exhibit 23.2 to Amendment No. 2 to Form S-3 filed by Viewpoint Corporation on June 7, 2006.
24	Power of Attorney, previously filed as Exhibit 24 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.